SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________
FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 18, 2008

Aspire Japan, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

(FORMER NAME))

DELAWARE	000-51193
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4695 MacArthur Court
11th Floor
Newport Beach, CA 92660

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 798-6138
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On March 18, 2008 Aspire Japan, Inc. (the “Company”) entered into a Debt Conversion Agreement (the “Agreement”), with IR Investment, Inc. (the “Holder”).  Pursuant to the Agreement the Holder converted US$582,450.27 in debt currently owed by the Company to the Holder into shares of the Company’s restricted common stock.The debt owed by the Company was converted into 194,150 common shares of the Company’s common stock at a conversion price of $3.00.  These common shares were issued as “restricted securities” as the term is defined in Rule 144 of the 1933 Securities Act (the “Act”) and the  shares were issued  pursuant to an exemption from  registration under Section 4(2) of the Securities Act.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	99.1	Debt Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspire Japan, Inc.

By:	/s/ Ken Osako
Ken Osako, President, and Chief Executive Officer

Dated: March 19, 2008